NSAR
811-05398 - AB Variable Products Series Fund, Inc.
77Q1


INVESTMENT ADVISORY AGREEMENT
AB VARIABLE PRODUCTS SERIES FUND, INC.
Formerly known as AllianceBernstein Variable Products
Series Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105

July 22, 1992, as amended as of May 1, 1997, May 1,
2001, May 1, 2003, May 1, 2004, September 7, 2004, May
1, 2005, August 3, 2006, April 1, 2011 and February
3, 2017

AllianceBernstein L.P.
1345 Avenue of the Americas
New York, N.Y. 10105
Dear Sirs:
	We herewith confirm our agreement with you as
follows:
	1.	We are an open-end, diversified management
investment company registered under the Investment
Company Act of 1940 the Act. We are currently authorized
to issue separate classes of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series Portfolios each having its own investment objective, policies and restrictions, all as more fully described in the Prospectus and the Statement of Additional Information constituting parts of the Registration Statement filed on our behalf under the Securities Act of
1933 and the Act. We are engaged in the business of
investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our
Articles of Incorporation, By-Laws, Registration Statement
filed with the Securities and Exchange Commission under
the Securities Act of 1933 and the Act, and any
representations made in our Prospectus and Statement of Additional Information, all in such manner and to such extent as may from time to time be authorized by our
Directors. We enclose copies of the documents listed above
and will from time to time furnish you with any amendments
thereof.
	2.	a	We hereby employ you to manage the
investment and reinvestment of the assets in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.
		b	You will make decisions with respect
to all purchases and sales of securities in each of our Portfolios. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in securities in each of our Portfolios you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such
purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.
You are permitted to utilize the services of one or more Sub-Advisers in connection with the management of the Global
Bond Portfolio, subject to your obtaining our prior approval of any such Sub-Advisory Agreement.
		c	You will report to our Directors at
each meeting thereof all changes in each Portfolio since the prior report, and will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in each of our Portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities, you will bear in mind the policies set from time to time by our Directors as well as the limitations imposed by our Articles of Incorporation and our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal
Revenue Code in respect of regulated investment companies
and the investment objective, policies and restrictions for
each of our Portfolios.
		d	It is understood that you will from
time to time employ or associate with yourselves such
persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement at our request you will provide to us persons satisfactory to our Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of
you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of securities in each of our Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates other than us shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates other than us shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares other than the portion of promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and
costs of printing our prospectuses and other reports to stockholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities.
	3.	It is further agreed that you shall be
responsible for the portion of the net expenses of each of our Portfolios except interest, taxes, brokerage, fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act, expenditures which are capitalized in
accordance with generally acceptable accounting principles
and extraordinary expenses, all to the extent permitted by applicable state law and regulation incurred by us during each of our fiscal years or portion thereof that this agreement is in effect between us which, as to a Portfolio, in any such year exceeds the limits applicable to such Portfolio under the laws or regulations of any state in which our shares are qualified for sale reduced pro rata for any portion of less than a year. We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: a payment of the fee payable to you under paragraph 5 hereof; b custody, transfer and dividend disbursing expenses; c fees of directors who are not your affiliated persons; d legal and auditing expenses; e clerical, accounting and other office costs; f the cost of personnel providing services to us, as provided in subparagraph d of paragraph 2 above; g costs of printing our prospectuses and stockholder reports; h cost of maintenance of corporate existence; i interest charges, taxes, brokerage fees and commissions; j costs of stationery and supplies; k expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities and 1 such promotional expenses as
may be contemplated by an effective plan pursuant to Rule
12b-1 under the Act provided, however, that our payment of
such promotional expenses shall be in the amount, and in accordance with the procedures, set forth in such plan.
	4.	We shall expect of you, and you will give us
the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.
	5.	In consideration of the foregoing, we will pay
you a monthly fee at an annual rate equal to the Applicable Percentage, as defined below, of the average daily value of the net assets of each Portfolio managed by you. Such fee
shall be accrued by us daily and shall be payable in arrears on the last day of each calendar month for services
performed hereunder during such month. Your
reimbursement, if any, of our expenses as provided in
paragraph 3 hereof, shall be estimated and paid to us
monthly in arrears, at the same time as our payment to you
for such month. Payment of the advisory fee will be reduced
or postponed, if necessary, with any adjustments made after
the end of the year. The Applicable Percentage shall be: i for our Money Market Portfolio, .45 of 1% of the first $2.5 billion, .40 of 1% of the excess over $2.5 billion up to $5 billion and .35 of 1% of the excess over $5 billion of such Portfolios aggregate net assets; ii for our Large Cap Growth Portfolio, 0.60 of 1% of the first $2.5 billion, 0.50 of 1% of the excess over $2.5 billion up to $5 billion and 0.45 of 1%
of the excess over $5 billion of such Portfolios aggregate net assets; iii for our Growth and Income Portfolio, .55 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolios aggregate net assets; iv for our Intermediate Bond Portfolio, .45 of 1% of the first $2.5 billion, .40 of 1% of the excess over $2.5 billion up to $5 billion and .35 of 1% of the excess over $5 billion of such Portfolios aggregate net assets; v for our International
Growth Portfolio, .75 of 1% of the first $2.5 billion, .65 of
1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolios aggregate net assets; vi for our Growth Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to
$5 billion and .60 of 1% of the excess over $5 billion of such Portfolios average net assets; vii for our Global Thematic Growth Portfolio, .75 of 1% of the first $2.5 billion, .65 of
1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolios aggregate net assets; viii for our Small Cap Growth Portfolio, .75 of
1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolios aggregate net assets; ix for our Real Estate Investment Portfolio, .55 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolios average net assets; x for our AllianceBernstein International Value Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolios average net assets; xi for our AllianceBernstein Small/Mid Cap Value Portfolio, .75 of 1% of the first $2.5 billion, .65 of 1% of the excess over $2.5 billion up to $5 billion and .60 of 1% of the excess over $5 billion of such Portfolios average net assets; xii for our AllianceBernstein Value Portfolio, .55 of 1% of the first $2.5 billion, .45 of 1% of the excess over $2.5 billion up to $5 billion and .40 of 1% of the excess over $5 billion of such Portfolios average net assets; xiii for our AllianceBernstein Balanced Wealth
Strategy Portfolio, 0.55% of the first $2.5 billion in average daily net assets, 0.45% of the second $2.5 billion in average daily net assets and 0.40% of the excess over $5 billion in average daily net assets and xiv for our AllianceBernstein Dynamic Asset Allocation Portfolio, .70 of 1% of such
Portfolios average net assets.
	6.	This agreement shall become effective on the
date hereof and shall remain in effect with respect to each Portfolio until December 31, 1997 and shall continue in effect thereafter with respect to each such Portfolio so long as its continuance is specifically approved at least annually by our Directors or by majority vote of the holders of the outstanding voting securities as defined in the Act of such Portfolio, and, in either case, by a majority of our Directors who are not parties to this agreement or interested persons, as defined in the Act, of any such party other than as our directors provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, you may continue to render to such Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the
effectiveness of this agreement, it shall supersede all
previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any
penalty, by vote of a majority of the outstanding voting securities as so defined of such Portfolio, or by a vote of a majority of our Directors on sixty days written notice to you, or by you with respect to any Portfolio on sixty days written notice to us.
	7.	This agreement may not be transferred,
assigned, sold or in any manner hypothecated or pledged by
you and this agreement shall terminate automatically in the event of such transfer, assignment, sale, hypothecation or pledge by you. The terms transfer, assignment and sale as used in this paragraph shall have the meanings ascribed
thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the
Securities and Exchange Commission thereunder.
	8.	a	Except to the extent necessary to
perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of AllianceBernstein Corporation, your general partner, who may also be a
Director of ours, or persons otherwise affiliated with us
within the meaning of the Act, to engage in any other
business or to devote time and attention to the management
or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.
		b	You will notify us of any change in
the general partners of your partnership within a reasonable time after such change.
	9.	If you cease to act as our investment adviser,
or in any event, if you so request in writing, we agree to take all necessary action to change the name of our corporation to a name not including the word Alliance. You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the name Alliance or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and will have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.
	If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
Very truly
yours,
AB Variable
Products
Series Fund,
Inc.


By:
	/s/Ste
phen J.
Laffey
	Name
:  Stephen J.
Laffey
	Title:
Assistant
Secretary


Accepted:
July 22, 1992, as
amended as of May 1, 1997,
May 1, 2001, May 1, 2003,
May 1, 2004, September 7, 2004,
May 1, 2005, August 3, 2006,
April 1, 2011and February 3, 2017

AllianceBernstein L.P.



By:	/s/Emilie D. Wrapp
	Name:  Emilie D. Wrapp
	Title:    Assistant Secretary


   	December 31, 1998 with respect to Real Estate Investment Portfolio, April 30, 2003 with respect to AllianceBernstein International Value Portfolio, AllianceBernstein Small/Mid Cap Value Portfolio and
AllianceBernstein Value Portfolio, April 30, 2005 with respect to
AllianceBernstein U.S. Large Cap Blended Style Portfolio, April 30,
2006 with respect to AllianceBernstein Wealth Appreciation
Strategy Portfolio and AllianceBernstein Balanced Wealth Strategy
Portfolio, April 30, 2007 with respect to AllianceBernstein Global
Research Growth Portfolio and April 1, 2013 with respect to
AllianceBernstein Dynamic Asset Allocation Portfolio.






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